EXHIBIT 24.1

GENERAL DYNAMICS CORPORATION	POWER OF ATTORNEY
Commission File Number 1-3671	Filings with SEC
IRS No. 13-1673581

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and/or Officers of GENERAL DYNAMICS CORPORATION, a Delaware corporation, hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable General Dynamics Corporation to comply with the Securities Act of 1933, and the Exchange Act of 1934, both as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with annual reports to the Commission on Form 10-K, quarterly reports on Form 10-Q, registration statements, and any amendments thereto, and other reports or filings with the Commission as required or elected by General Dynamics Corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the names of the undersigned in his capacity as Director and/or Officer of General Dynamics Corporation to reports, registration statements and any other documents filed with the Commission with respect thereto, and any and all amendments, hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, shall do or shall cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 5th day of December, 2001.

/s/ Julius W. Becton, Jr. Julius W. Becton, Jr.	/s/ George A. Joulwan George A. Joulwan

/s/ Nicholas D. Chabraja Nicholas D. Chabraja	/s/ Paul G. Kaminski Paul G. Kaminski

/s/ James S. Crown James S. Crown	/s/ James R. Mellor James R. Mellor

/s/ Lester Crown Lester Crown	/s/ Carl E. Mundy, Jr. Carl E. Mundy, Jr.

/s/ Charles H. Goodman Charles H. Goodman	/s/ Carlisle A.H. Trost Carlisle A.H. Trost